Sarcos Technology and Robotics Corporation
650 S 500 W, Salt Lake City, UT 84101

Exhibit 10.3

To: Kristi Martindale

3224 Dove Hollow Road

Encinitas, CA 92024

May 15, 2023

Dear Kristi,

We write to amend the Employment Agreement entered into as of September 24, 2021 by and between Sarcos, Corp. and you (the “Agreement”), as follows:

The definition of “Good Reason” in Section 9(i) of the Agreement is hereby amended to replace the last sentence thereof with the following sentence:

“In order for the termination to be for Good Reason, Executive must not terminate Executive’s employment with the Company without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within 120 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate Executive’s employment within 30 days following the Cure Period.”

Please indicate your acknowledgement of and agreement to the amendment to the Agreement as set forth herein by signing in the space indicated below.

SARCOS CORP.

By: /s/ Stephen Sonne
Stephen Sonne, Chief Legal Officer

Sarcos Technology and Robotics Corp.

Acknowledged and agreed.

/s/ Kristi Martindale
Kristi Martindale

Date: May 15, 2023